Exhibit 99.1

Skillsoft Reports Financial Results for the Fourth Quarter and Full Year of Fiscal 2026

●	TDS Segment(1) delivered full year revenue in line with guidance, with TDS Segment Adjusted EBITDA and consolidated Free Cash Flow above the top end guidance
●	Next-generation Skillsoft Percipio® Platform generally available, with 15 new customers since release
●	Early adopters accelerating utilization of our AI tools

BOSTON – April 7, 2026 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”, “we”, “us” or “our”), a global leader in skills management for the human + AI era, today announced its financial results for the fourth quarter and full fiscal year ended January 31, 2026 and provided its TDS Segment financial outlook for full year fiscal 2027.

Fiscal 2026 Fourth Quarter Select Financial Measures

●	Total Revenue of $131 million compared to $134 million in the prior year.
●	Talent Development Solutions Revenue of $103 million, flat versus the prior year.
●	Global Knowledge Revenue of $28 million compared to $31 million in the prior year.
●	Net Loss of $37 million compared to Net Loss of $31 million in the prior year. Net Loss per share of $4.19 compared to Net Loss per share of $3.75 in the prior year.
●	Adjusted EBITDA (2) of $31 million, reflecting an Adjusted EBITDA margin(2) of 24% of Revenue, compared to $30 million and a margin of 22% of Revenue in the prior year.
●	Free Cash Flow(2) of $27 million compared to $13 million in the prior year.

Fiscal 2026 Full Year Select Financial Measures

●	Total Revenue of $513 million compared to $531 million in the prior year.
●	Talent Development Solutions Revenue of $404 million compared to $406 million in the prior year.
●	Global Knowledge Revenue of $109 million compared to $125 million in the prior year.
●	Net Loss of $140 million compared to Net Loss of $122 million in the prior year. Net Loss per share of $16.27 compared to Net Loss per share of $14.87 in the prior year.
●	Adjusted EBITDA(2) of $110 million, reflecting an Adjusted EBITDA margin(2) of 21% of Revenue, compared to $109 million and a margin of 21% of Revenue in the prior year.
●	Free Cash Flow(2) of $6 million compared to $12 million in the prior year.

“This quarter’s strong TDS Segment results, led by TDS enterprise solutions, demonstrate the critical role Skillsoft plays in helping organizations navigate the rapid pace of human and AI change. Over the past 18 months, we’ve made meaningful progress executing our transformation, streamlining the business through improved capital allocation, and repositioning our platform, which is now in market and gaining traction,” said Ron Hovsepian, Skillsoft Executive Chair and CEO. “As AI reshapes the global workforce, demand for our AI-driven learning solutions, particularly our CAISY™ simulator, continues to build, and we believe we are well positioned to support workforce readiness while driving toward sustainable growth and improved free cash flow.”

Hovsepian concluded, “As we noted last quarter, we initiated a strategic review of the Global Knowledge Segment, which remains ongoing as we evaluate the best path forward to maximize overall value at Skillsoft. Looking ahead, we remain focused on executing our strategic plan and maintaining disciplined capital allocation.”

Fiscal 2026 Fourth Quarter Business Highlights

●	Skillsoft announced the general availability of its next-generation skills management platform to power enterprise workforce readiness and outcomes
●	Skillsoft and edX formed a strategic partnership to expand university-led learning in The Skillsoft Percipio Platform, strengthening how enterprises build workforce readiness for an AI-driven world
●	AI skill benchmark completions increased 994% year over year, with AI content completions up 261% year over year and AI journey completions up 222% year over year. CAISY learners increased 146% year over year, and CAISY launches or engagement increased 341% year over year.

“Strong performance in our TDS Segment drove Adjusted EBITDA margin expansion and robust free cash flow generation for the quarter, reflecting the continued benefits of a leaner, more-directed cost structure and operational discipline,” said John Frederick, Skillsoft’s Chief Financial Officer. “We believe that removing the impact of our GK Segment would improve growth, operating results and free cash flow. Building on our strategic foundation, we are focusing on our core TDS enterprise solutions, whose profitability and cash generation capability, we believe, will drive long-term value for our shareholders.”

Full-Year Fiscal 2027 Financial Outlook

In connection with our continuing exploration of strategic alternatives for our GK segment, we are only able to provide revenue and Adjusted EBITDA(2) guidance for our TDS segment for the fiscal year ending January 31, 2027 (“fiscal 2027”).

The following table reflects Skillsoft’s financial outlook for fiscal 2027, based on current market conditions, expectations, and assumptions:

TDS Revenue	$388 million – $406 million
TDS Adjusted EBITDA(2)	$108 million – $116 million
TDS Free Cash Flow	$14 million – $22 million

(1)	Skillsoft has two operating and reporting segments: Talent Development Solutions (“TDS”) and Global Knowledge (“GK”)

(2)

Denotes a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for the definitions of these and other non-GAAP financial measures included in this press release, how they are calculated, and the rationale for their use. A reconciliation of historical non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the tables at the back of this press release. We do not provide quantitative reconciliations for forward-looking non-GAAP financial measures, as we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. See  “Non-GAAP Financial Measures” below for further detail.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 407‑3088 from the United States and Canada or (201) 389‑0927 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for twelve months.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in skills management for the human + AI era. The AI-native Skillsoft platform gives a clear view of workforce capability, closes critical skill gaps, and proves the impact of skills on business outcomes. With Skillsoft, organizations can build AI-ready teams, lower the cost and time of workforce development, and reduce execution risk as work continues to change. Thousands of organizations worldwide trust Skillsoft to power workforce readiness. Learn more at skillsoft.com

Skillsoft Public Relations

PR@skillsoft.com

Non-GAAP Financial Measures

In addition to disclosing detailed operating results in accordance with U.S. GAAP, Skillsoft provides supplementary non-GAAP financial measures to consider in evaluating our operating performance. We track the non-GAAP financial measures that we believe are key financial measures of our success. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. In addition, management uses these non-GAAP financial measures to assess operating performance, financial leverage and the effective use and allocation of resources; to provide more normalized period-to-period comparisons of operating results; to enhance investors’ understanding of the core operating results of our business; and to set management incentive targets. We believe investors use both U.S. GAAP and non-GAAP financial measures to assess management's decisions associated with our priorities and capital allocation, as well as to analyze how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We disclose the non-GAAP financial measures included in this press release because we believe that they provide meaningful supplemental information. However, non-GAAP financial measures have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these non-GAAP financial measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

The non-GAAP financial measures included in this press release are: adjusted net income (loss), on both a consolidated and segment basis; adjusted net income (loss) per share; adjusted net income (loss) margin % (i.e., adjusted net income (loss) as a percentage of revenue) on both a consolidated and segment basis; adjusted EBITDA, on both a consolidated and segment basis; adjusted EBITDA margin % (i.e., adjusted EBITDA as a percentage of revenue), on both a consolidated and segment basis; adjusted total operating expenses; adjusted contribution margin; business unit contribution profit; business unit contribution margin (i.e., business unit contribution profit as a percentage of business unit revenue); adjusted costs of revenues; adjusted content and software development expenses; adjusted selling and marketing expenses; adjusted general and administrative expenses; business unit costs of revenues, business unit content and software development expenses; business unit product research and management expenses, free cash flow, and adjusted free cash flow (levered), free cash flow conversion and adjusted net leverage.

We have provided at the back of this press release reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the three and twelve months ending January 31, 2026 and 2025.  We do not reconcile our forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP financial measures may be materially different than the non-GAAP financial measures.

The non-GAAP measures included in this press release are defined as follows:

●

Adjusted net income (loss)* is defined as net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal cash operating expenses necessary for our business operations, and certain accounting income and/or expenses. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance, and consist of the following (including the related tax effects), when applicable to the periods presented:

○	Impairment charges - Non-cash goodwill and intangible asset impairment charges.
○	Amortization of acquired intangible assets – Non-cash amortization expense of finite-lived intangible assets recognized as a part of business combination accounting.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration-related costs.
○	Restructuring charges – Charges related to strategic cost saving initiatives, including severance costs, losses associated with the abandonment of right-of-use assets, and contract termination costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○

Long-term incentive compensation expenses – Charges associated with long-term incentive compensation programs, including stock-based compensation, cash awards tied to stock performance, and awards granted in-lieu of stock that are intended to be settled in cash.

○	Executive exit costs – Costs associated with the departure of executives.
○	Fair value adjustments – Mark-to-market adjustments of interest rate swap agreements.
○	Other (income) expense, net – Unrealized and realized gains or losses primarily resulting from fluctuations of U.S. dollar appreciating or depreciating against other currencies, and impairments associated with property and equipment and other tangible assets when their carrying values are not recoverable.

●

Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the number of diluted weighted average shares outstanding, and adjusted net income (loss) margin % is defined as adjusted net income (loss) as a percentage of revenue.

●	Adjusted net income (loss) margin %* is defined as adjusted net income (loss) as a percentage of revenue.

●

Adjusted EBITDA* is defined as net income (loss) excluding (when applicable to the periods presented) the same exclusions set forth above for the determination of adjusted net income (loss) plus the additional exclusions set forth below. Management believes these exclusions enhance the comparability of our results from period to period, and as compared to peers, and are useful in assessing our operating performance. The additional exclusions are:

○	Amortization of capitalized internally developed software– Non-cash amortization expense for finite-lived intangible assets other than those recognized as a part of business combination accounting.
○	Interest expense, net – Gross interest expense offset by interest income
○	Depreciation expense – Non-cash depreciation expense for property and equipment assets.
○	Provision for (benefit from) income taxes – Current and deferred federal, state and foreign income tax expense (benefit).

Non-GAAP Financial Measures - continued

●	Adjusted EBITDA margin %* is defined as adjusted EBITDA as a percentage of revenue.

●	Adjusted costs of revenues is defined as costs of revenues excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●

Adjusted content and software development expenses is defined as content and software development expenses excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●

Adjusted selling and marketing expenses is defined as selling and marketing expenses excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs and transformation costs.

●

Adjusted general and administrative expenses is defined as general and administrative expense excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs, transformation costs, and executive exit costs.

●

Adjusted total operating expenses is defined as costs of revenues, content and software development expenses, selling and marketing expenses, and general and administrative expenses, in each case excluding (where applicable) depreciation expense, long-term incentive compensation expense, system migration costs, transformation costs, and executive exit costs.

●	Adjusted contribution margin is defined as revenue less adjusted total operating expenses, divided by revenue for the same period.

●

Business unit contribution profit - Segment ("business unit") contribution profit is defined as business unit revenue, less business unit cost of revenues, business unit content and software development expenses, and business unit product research and management expenses.

●	Business unit contribution margin is defined as business unit contribution profit divided by business unit revenue for the same period.

●

Business unit cost of revenues is defined as cost of revenues attributable to the business unit, excluding, where applicable, depreciation expense, long-term incentive compensation expense, system migration costs, and transformation expenses.

●

Business unit content and software development expenses are defined as content and software development expenses attributable to the business unit, excluding, where applicable, depreciation, long-term incentive compensation, system migration costs, and transformation expenses.

●	Business unit product research and management expenses are defined as certain selling and marketing costs attributable to the business unit reflected in the business unit contribution profit.

●

Free cash flow is defined as net cash provided by (used in) operating activities less net purchases of property and equipment and internally developed software. Note that free cash flow does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●

Adjusted free cash flow (levered) is defined as free cash flow plus the cash impact of the charges excluded in the determination of adjusted EBITDA (as set forth above). Note that adjusted free cash flow (levered) does not represent residual cash flow available to Skillsoft for discretionary expenditures.

●	Free cash flow conversion is defined as free cash flow divided by adjusted EBITDA for the same period.

●

Adjusted net leverage is defined as current maturities of long-term debt, plus borrowings under our accounts receivable facility, plus long-term debt, less cash and equivalents and restricted cash, divided by adjusted EBITDA for the preceding twelve-month period.

*	This non-GAAP financial measure is provided in the reconciliation tables below on both a consolidated and segment basis.

Key Performance Metric

Skillsoft also uses a supplementary key performance metric (dollar retention rate) that we believe is a key financial measure of our success. Key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present key performance metrics when reporting their results. In addition, management uses dollar retention rate to assess operating performance, and to enhance investors’ understanding of the core operating results of our business. We believe investors use dollar retention rate to assess how our business operates in, or responds to, macroeconomic trends or other events that impact our core operations. We use dollar retention rate because we believe that it provides meaningful supplemental information. However, this metric may not be comparable to other similarly titled measures of other companies. It is not a measure of financial condition or liquidity, and should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn and downgrades in such period divided by the beginning total renewable base of such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose not to renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing, We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

Cautionary Notes Regarding Forward Looking Statements

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995, where applicable. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements with respect to our guidance and outlook (including our Full Year Fiscal 2027 Financial Outlook), our product development and planning, our pipeline, future capital expenditures and capital allocation, future share repurchases, anticipated financial results, the impact of regulatory changes, our current and evolving business strategies and their anticipated impact, including with respect to our GK business, demand for our services, our competitive position, the benefits of new initiatives, growth of our business and operations, the effectiveness of our products, the outcomes of litigation proceedings and claims, the state and future of skilling in the workplace, our ability to successfully implement our plans, strategies, objectives, our ability to regain compliance with New York Stock Exchange listing standards, and our expectations and intentions. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “contemplate,” “continue,” “project,” “forecast,” “seek,” “outlook,” “target,” “goal,” “objective,” “potential,” “possible,” “probably,” or similar expressions, employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosures are speculative by their nature, and we caution you against unduly relying on these forward-looking statements.

Factors, many of which are beyond our control, that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10‑K for the fiscal year ended January 31, 2026 (“2026 Form 10-K”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2026 Form 10-K, in this document and in our other periodic filings with the Securities and Exchange Commission ("SEC"). The forward-looking statements contained in this document represent our estimates only as of the date of this press release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law. You are advised, however, to review any further factors and risks we describe in reports we file from time to time with the SEC after the date hereof.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this press release, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are not guarantees or assurances of future performance and may not reflect (and may be materially different from) actual results.

All forward-looking statements contained herein are expressly qualified in their entirety by the foregoing cautionary statements.

Industry and Market Data

Within this document, we reference information and statistics regarding market share, industry data and our market position. Certain of this information has been obtained from various independent third-party sources, including independent industry publications, news reports, reports by market research firms and other independent sources. We believe that these external sources and estimates are reliable but have not independently verified them. In addition, certain of this information and statistics are based on our own internal surveys and assessments, which are developed in good faith using reasonable estimates. The information is based on the most current data available to us and our estimates regarding market position or other industry statistics included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors:

Ross Collins

SKIL@alpha-ir.com

Media:

PR@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and per share amounts)

	January 31, 2026		January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$100,816		$100,766
Restricted cash	3,662		2,571
Accounts receivable, net of allowance for credit losses of approximately $382 and $501 as of January 31, 2026 and January 31, 2025, respectively	174,963		178,989
Prepaid expenses and other current assets	53,586		50,527
Total current assets	333,027		332,853
Goodwill	296,300		317,071
Intangible assets, net	308,031		427,221
Other assets	25,760	`	28,924
Total assets	$963,118		$1,106,069
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$6,404		$6,404
Borrowings under accounts receivable facility	1,000		1,000
Accounts payable	21,309		13,458
Accrued compensation	43,018		47,803
Accrued expenses and other current liabilities	26,394		26,022
Deferred revenue	274,875		282,295
Total current liabilities	373,000		376,982

Long-term debt	570,769		573,267
Deferred tax liabilities	33,933		42,039
Deferred revenue - non-current	1,117		1,656
Other long-term liabilities	14,526		18,279
Total long-term liabilities	620,345		635,241
Commitments and contingencies
Shareholders’ equity (deficit):
Shareholders’ common stock - Class A common shares, $0.0001 par value per share: 18,750,000 shares authorized and 9,095,922 shares issued and 8,796,145 shares outstanding as of January 31, 2026, and 8,616,633 shares issued and 8,316,856 shares outstanding as of January 31, 2025	1		1
Additional paid-in capital	1,576,794		1,565,040
Accumulated (deficit)	(1,583,210)		(1,443,386)
Treasury stock, at cost- 299,777 shares as of January 31, 2026 and January 31, 2025	(10,891)		(10,891)
Accumulated other comprehensive income (loss)	(12,921)		(16,918)
Total shareholders’ equity (deficit)	(30,227)		93,846
Total liabilities and shareholders’ equity (deficit)	$963,118		$1,106,069

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except number of shares and per share amounts)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Revenues:
Total revenues	$130,653	$133,753	$512,674	$530,994
Operating expenses:
Costs of revenues	34,223	33,625	134,638	134,879
Content and software development	13,418	15,321	55,626	60,757
Selling and marketing	38,217	40,288	153,495	162,879
General and administrative	17,055	25,974	80,649	92,364
Amortization of intangible assets	32,226	32,019	127,346	127,216
Impairment of goodwill and intangible assets	10,945	—	31,716	—
Acquisition and integration related costs	52	898	1,379	4,247
Restructuring Charges	9,665	2,912	17,318	18,273
Total operating expenses	155,801	151,037	602,167	600,615
Operating income (loss)	(25,148)	(17,284)	(89,493)	(69,621)
Other income (expense), net	(1,188)	(584)	(3,696)	677
Fair value adjustment of interest rate swaps	(127)	869	(3,733)	1,287
Interest income	389	629	1,859	3,526
Interest expense	(14,355)	(14,978)	(58,470)	(63,516)
Income (loss) before provision for (benefit from) income taxes	(40,429)	(31,348)	(153,533)	(127,647)
Provision for (benefit from) income taxes	(3,721)	(241)	(13,709)	(5,739)
Net income (loss)	$(36,708)	$(31,107)	$(139,824)	$(121,908)

Net income (loss) per share:
Basic and diluted	$(4.19)	$(3.75)	$(16.27)	$(14.87)
Weighted average common share outstanding:
Basic and diluted	8,765,526	8,288,631	8,594,008	8,200,077

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended January 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(139,824)	$(121,908)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization expense for intangible assets	127,346	127,216
Stock-based compensation expense	13,240	19,587
Depreciation expense	1,817	3,374
Impairment of goodwill and intangible assets	31,716	—
Non-cash interest expense	2,305	2,184
Non-cash operating lease right-of-use asset expense	1,604	2,175
Non-cash property, equipment, software and operating right-of-use asset impairment charges	19	2,622
Provision for credit loss expense (recovery)	(119)	(61)
Fair value adjustment of interest rate swaps	3,733	(1,287)
Unrealized foreign currency (gain) loss	(3,148)	(148)
Provision for (benefit from) deferred income taxes – non-cash	(8,348)	(9,990)
Changes in assets and liabilities:
Accounts receivable	7,372	4,087
Prepaid expenses and other assets, including long-term	681	(4,471)
Accounts payable	7,505	(855)
Accrued expenses and other liabilities, including long-term	(7,710)	5,348
Deferred revenue	(13,139)	2,092
Net cash provided by (used in) operating activities	25,050	29,965
Cash flows from investing activities:
Purchase of property and equipment	(1,766)	(1,603)
Proceeds from sale of property and equipment	—	10
Internally developed software - capitalized costs	(16,786)	(16,765)
Net cash provided by (used in) investing activities	(18,552)	(18,358)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(3,250)	(1,127)
Proceeds from (payments on) accounts receivable facility	—	(43,980)
Principal payments on term loans	(4,803)	(6,404)
Net cash provided by (used in) financing activities	(8,053)	(51,511)
Effect of exchange rate changes on cash and cash equivalents	2,696	(3,282)
Net increase (decrease) in cash, cash equivalents and restricted cash	1,141	(43,186)
Cash, cash equivalents and restricted cash, beginning of period	103,337	146,523
Cash, cash equivalents and restricted cash, end of period	$104,478	$103,337
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$100,816	$100,766
Restricted cash	3,662	2,571
Cash, cash equivalents and restricted cash, end of period	$104,478	$103,337

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, number of shares and per share amounts, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Revenues
Talent Development Solutions	$102,614	$102,805	$403,745	$405,530
Global Knowledge	28,039	30,948	108,929	125,464
Total revenues, as reported	$130,653	$133,753	$512,674	$530,994

Net income (loss), as reported	$(36,708)	$(31,107)	$(139,824)	$(121,908)

Amortization of acquired intangible assets (1)	28,823	29,455	115,334	118,642
Impairment of goodwill and intangible assets	10,945	—	31,716	—
Acquisition and integration related costs	52	898	1,379	4,247
Restructuring charges	9,665	2,912	17,318	18,273
Transformation costs	688	252	4,674	1,567
System migration costs	—	—	—	118
Long-term incentive compensation expenses	2,294	10,164	14,868	20,602
Executive exit costs	—	—	—	3,326
Fair value adjustment of interest rate swaps	127	(869)	3,733	(1,287)
Other (income) expense, net	1,188	584	3,696	(677)
Tax impact of adjustments	(6,058)	5,199	(17,210)	(7,416)
Adjusted net income (loss)	11,016	17,488	35,684	35,487

Interest expense, net	13,966	14,349	56,611	59,990
Expense (benefit from) income taxes, excluding tax impacts above	2,337	(5,440)	3,501	1,677
Depreciation	453	970	1,817	3,374
Amortization of capitalized internally developed software (1)	3,403	2,564	12,012	8,574
Adjusted EBITDA	$31,175	$29,931	$109,625	$109,102

Weighted average common shares outstanding:
Basic and diluted	8,765,526	8,288,631	8,594,008	8,200,077

Basic and diluted per share information:
Net income (loss) per share, as reported	$(4.19)	$(3.75)	$(16.27)	$(14.87)
Adjusted net income (loss) per share	$1.26	$2.11	$4.15	$4.33

Net income (loss) margin %	(28.1)%	(23.3)%	(27.3)%	(23.0)%
Amortization of acquired intangible assets (1)	22.1%	22.0%	22.5%	22.3%
Impairment of goodwill and intangible assets	8.4%	0.0%	6.2%	0.0%
Acquisition and integration related costs	0.0%	0.7%	0.3%	0.8%
Restructuring charges	7.4%	2.2%	3.4%	3.4%
Transformation costs	0.5%	0.2%	0.9%	0.3%
System migration costs	0.0%	0.0%	0.0%	0.0%
Long-term incentive compensation expenses	1.8%	7.6%	2.9%	3.9%
Executive exit costs	0.0%	0.0%	0.0%	0.6%
Fair value adjustment of interest rate swaps	0.1%	-0.6%	0.7%	(0.2)%
Other (income) expense, net	0.9%	0.4%	0.7%	(0.1)%
Tax impact of adjustments	(4.7)%	3.9%	(3.3)%	(1.3)%
Adjusted net income (loss) margin %	8.4%	13.1%	7.0%	6.7%
Interest expense, net	10.7%	10.70%	11.0%	11.3%
Expense (benefit from) income taxes, excluding tax impacts above	1.9%	(4.0)%	0.7%	0.3%
Depreciation	0.3%	0.7%	0.4%	0.6%
Amortization of capitalized internally developed software (1)	2.6%	1.9%	2.3%	1.6%
Adjusted EBITDA margin %	23.9%	22.4%	21.4%	20.5%

(1) All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of Adjusted EBITDA.

SKILLSOFT CORP.
TALENT DEVELOPMENT SOLUTIONS
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Total TDS Segment revenues, as reported	$102,614	$102,805	$403,745	$405,530

TDS Segment Net income (loss) (1)	$(22,274)	$(14,080)	$(84,140)	$(97,044)

Amortization of acquired intangible assets (2)	27,258	27,932	109,131	112,018
Impairment of goodwill and intangible assets	10,945	—	10,945	—
Acquisition and integration related costs	52	898	1,361	4,241
Restructuring charges	9,523	1,596	15,542	13,255
Transformation costs	688	263	4,674	1,567
System migration costs	—	—	—	118
Long-term incentive compensation expenses	1,758	9,968	13,680	20,149
Executive exit costs	—	—	—	3,326
Fair value adjustment of interest rate swaps	127	(869)	3,733	(1,287)
Other (income) expense, net	(10,594)	(11,774)	(10,695)	(11,487)
Tax impact of adjustments	(5,632)	5,005	(14,267)	(6,810)
TDS Segment Adjusted net income (loss)	11,851	18,939	49,964	38,046

Interest expense, net	13,982	14,366	56,692	60,040
Expense (benefit from) income taxes, excluding tax impacts above	3,463	(4,508)	2,355	1,214
Depreciation	339	703	1,333	2,417
Amortization of capitalized internally developed software (2)	3,403	2,564	12,012	8,574
TDS Segment Adjusted EBITDA	$33,038	$32,064	$122,356	$110,291

TDS Segment net income (loss) margin %	(21.7)%	(13.7)%	(20.8)%	(23.9)%
Amortization of acquired intangible assets (2)	26.6%	27.2%	27.0%	27.6%
Impairment of goodwill and intangible assets	10.7%	0.0%	2.7%	0.0%
Acquisition and integration related costs	0.1%	0.9%	0.3%	1.0%
Restructuring charges	9.3%	1.6%	3.8%	3.3%
Transformation costs	0.7%	0.3%	1.2%	0.4%
System migration costs	0.0%	0.0%	0.0%	0.0%
Long-term incentive compensation expenses	1.7%	9.7%	3.4%	5.0%
Executive exit costs	0.0%	0.0%	0.0%	0.8%
Fair value adjustment of interest rate swaps	0.1%	(0.8)%	0.9%	(0.3)%
Other (income) expense, net	(10.3)%	(11.5)%	(2.6)%	(2.8)%
Tax impact of adjustments	(5.7)%	4.7%	(3.5)%	(1.7)%
TDS Segment Adjusted net income (loss) margin %	11.5%	18.4%	12.4%	9.4%
Interest expense, net	13.6%	14.0%	14.0%	14.8%
Expense (benefit from) income taxes, excluding tax impacts above	3.5%	(4.4)%	0.6%	0.3%
Depreciation	0.3%	0.7%	0.3%	0.6%
Amortization of capitalized internally developed software (2)	3.3%	2.5%	3.0%	2.1%
TDS Segment Adjusted EBITDA margin %	32.2%	31.2%	30.3%	27.2%

(1) The TDS and GK net income (loss) amounts combined agree with the aggregate amount reported on the consolidated statements of operations.

(2) All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of TDS Segment Adjusted EBITDA.

SKILLSOFT CORP.
GLOBAL KNOWLEDGE
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Total GK Segment revenues, as reported	$28,039	$30,948	$108,929	$125,464

GK Segment Net income (loss) (1)	$(14,434)	$(17,027)	$(55,684)	$(24,864)

Amortization of acquired intangible assets (2)	1,565	1,523	6,203	6,624
Impairment of goodwill	—	—	20,771	—
Acquisition and integration related costs	—	—	18	6
Restructuring charges	142	1,316	1,776	5,018
Transformation costs	—	(11)	—	—
Long-term incentive compensation expenses	536	196	1,188	453
Other (income) expense, net	11,782	12,358	14,391	10,810
Tax impact of adjustments	(426)	194	(2,943)	(606)
GK Segment Adjusted net income (loss)	(835)	(1,451)	(14,280)	(2,559)

Interest expense, net	(16)	(17)	(81)	(50)
Expense (benefit from) income taxes, excluding tax impacts above	(1,126)	(932)	1,146	463
Depreciation	114	267	484	957
GK Segment Adjusted EBITDA	$(1,863)	$(2,133)	$(12,731)	$(1,189)

GK Segment net income (loss) margin %	(51.5)%	(55.0)%	(51.1)%	(19.8)%
Amortization of acquired intangible assets (2)	5.6%	4.9%	5.7%	5.3%
Impairment of goodwill	0.0%	0.0%	19.1%	0.0%
Acquisition and integration related costs	0.0%	0.0%	0.0%	0.0%
Restructuring charges	0.5%	4.3%	1.6%	4.0%
Transformation costs	0.0%	0.0%	0.0%	0.0%
Long-term incentive compensation expenses	1.9%	0.6%	1.1%	0.4%
Other (income) expense, net	42.0%	39.9%	13.2%	8.6%
Tax impact of adjustments	(1.5)%	0.6%	(2.7)%	(0.5)%
GK Segment Adjusted net income (loss) margin %	(3.0)%	(4.7)%	(13.1)%	(2.0)%
Interest expense, net	(0.1)%	(0.1)%	(0.1)%	0.0%
Expense (benefit from) income taxes, excluding tax impacts above	(3.9)%	(3.0)%	1.1%	0.3%
Depreciation	0.4%	0.9%	0.4%	0.8%
GK Segment Adjusted EBITDA margin %	(6.6)%	(6.9)%	(11.7)%	(0.9)%

(1) The TDS and GK net income (loss) amounts combined agree with the aggregate amount reported on the consolidated statements of operations.

(2) All amortization (not only amortization pertaining to finite-lived intangible assets recognized as part of business combination accounting) is excluded in the determination of GK Segment Adjusted EBITDA.

SKILLSOFT CORP.

BUSINESS UNIT CONTRIBUTION PROFIT AND MARGIN

(in thousands, except percentages, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Talent Development Solutions
Revenue	$102,614	$102,805	$403,745	$405,530
Business unit cost of revenues	16,240	14,702	66,005	61,183
Business unit content and software development expenses	12,265	12,931	49,850	52,875
Business unit product research and management expenses	2,117	2,687	8,868	9,001
Business unit contribution profit	$71,992	$72,485	$279,022	$282,471

Business unit contribution margin	70.2%	70.5%	69.1%	69.7%

Global Knowledge
Revenue	$28,039	$30,948	$108,929	$125,464
Business unit cost of revenues	17,917	18,634	67,949	72,593
Business unit content and software development expenses	531	542	2,643	2,637
Business unit contribution profit	$9,591	$11,772	$38,337	$50,234

Business unit contribution margin	34.2%	38.0%	35.2%	40.0%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Operating expenses:
GAAP costs of revenues	$34,223	$33,625	$134,638	$134,879
Depreciation	(67)	(82)	(269)	(397)
Long-term incentive compensation expenses	1	(207)	(415)	(706)
Adjusted costs of revenues	34,157	33,336	133,954	133,776

GAAP content and software development expenses	13,418	15,321	55,626	60,757
Depreciation	(94)	(78)	(360)	(296)
Long-term incentive compensation expenses	(528)	(1,770)	(2,773)	(4,831)
System migration costs	—	—	—	(118)
Adjusted content and software development expenses	12,796	13,473	52,493	55,512

GAAP selling and marketing expenses	38,217	40,288	153,495	162,879
Depreciation	(147)	(134)	(577)	(665)
Long-term incentive compensation expenses	(553)	(394)	(3,305)	(4,042)
Transformation costs	—	—	—	(213)
Adjusted selling and marketing expenses	37,517	39,760	149,613	157,959

GAAP general and administrative expenses	17,055	25,974	80,649	92,364
Depreciation	(145)	(676)	(611)	(2,016)
Long-term incentive compensation expenses	(1,214)	(7,793)	(8,375)	(11,023)
Transformation costs	(688)	(252)	(4,674)	(1,354)
Executive exit costs	—	—	—	(3,326)
Adjusted general and administrative expenses	15,008	17,253	66,989	74,645

Total GAAP operating expenses	102,913	115,208	424,408	450,879
Depreciation	(453)	(970)	(1,817)	(3,374)
Long-term incentive compensation expenses	(2,294)	(10,164)	(14,868)	(20,602)
System migration costs	—	—	—	(118)
Transformation costs	(688)	(252)	(4,674)	(1,567)
Executive exit costs	—	—	—	(3,326)
Adjusted total operating expenses	$99,478	$103,822	$403,049	$421,892

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Talent Development Solutions
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$16,285	$14,972	$66,637	$62,154
Depreciation	(64)	(74)	(258)	(340)
Long-term incentive compensation expenses	19	(196)	(374)	(631)
Business unit costs of revenues	16,240	14,702	66,005	61,183

GAAP content and software development expenses:	12,892	14,690	52,981	58,017
Depreciation	(92)	(59)	(355)	(270)
Long-term incentive compensation expenses	(535)	(1,700)	(2,776)	(4,754)
System migration costs	—	—	—	(118)
Business unit content and software development	12,265	12,931	49,850	52,875

GAAP cost of revenues and content and software development expenses	29,177	29,662	119,618	120,171
Depreciation	(156)	(133)	(613)	(610)
Long-term incentive compensation expenses	(516)	(1,896)	(3,150)	(5,385)
System migration costs	—	—	—	(118)
Business unit total cost of revenues and content and software development expenses	$28,505	$27,633	$115,855	$114,058

Global Knowledge
Cost of revenues and content and software development expenses:
GAAP costs of revenues	$17,938	$18,653	$68,001	$72,725
Depreciation	(3)	(8)	(11)	(57)
Long-term incentive compensation expenses	(18)	(11)	(41)	(75)
Business unit costs of revenues	17,917	18,634	67,949	72,593

GAAP content and software development expenses:	526	631	2,645	2,740
Depreciation	—	(61)	(3)	(26)
Long-term incentive compensation expenses	5	(28)	1	(77)
Business unit content and software development expenses	531	542	2,643	2,637

GAAP cost of revenues and content and software development expenses	18,464	19,284	70,646	75,465
Depreciation	(3)	(69)	(14)	(83)
Long-term incentive compensation expenses	(13)	(39)	(40)	(152)
Business unit total cost of revenues and content and software development expenses	$18,448	$19,176	$70,592	$75,230

SKILLSOFT CORP.

FREE CASH FLOW and ADJUSTED FREE CASH FLOW (LEVERED) RECONCILIATION

(in thousands, unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$30,455	$17,751	$25,050	$29,965
Purchase of property and equipment, net	(160)	(783)	(1,766)	(1,593)
Internally developed software - capitalized costs	(3,753)	(3,747)	(16,786)	(16,765)
Free cash flow	26,542	13,221	6,498	11,607
Cash impact for adjusted EBITDA excluded charges	2,383	4,341	17,964	21,528
Adjusted free cash flow (levered)	$28,925	$17,562	$24,462	$33,135